SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	27-0467113 (I.R.S. Employer Identification Number)

9 West 57th Street, 43rd Floor New York, NY (Address of Principal Executive Offices)	10019 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-160533

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.01 par value per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Incorporated by reference herein is the section entitled “Description of capital stock” contained in the Registrant’s registration statement on Form S-11 originally filed with the Securities and Exchange Commission on July 10, 2009 (Registration No. 333-160533), as amended (“Registration Statement”), including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Registrant’s common stock, par value $0.01 per share, under the caption “Certain provisions of the Maryland General Corporation Law and our charter and bylaws” in the Registration Statement.

ITEM 2	EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

Date: September 10, 2009	By:	/s/ Joseph F. Azrack
Joseph F. Azrack
Chief Executive Officer and President

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